Exhibit 99.1

FOR IMMEDIATE RELEASE

HTG Molecular Diagnostics Reports Preliminary First Quarter 2021 Financial Results

TUCSON, Ariz., April 5, 2021 -- HTG Molecular Diagnostics, Inc. (Nasdaq: HTGM) (HTG), a life science company whose mission is to advance precision medicine, today reported certain preliminary financial results for the first quarter ended March 31, 2021.

As discussed during HTG’s earnings conference call on March 25, the company believes its full year 2021 revenue could grow 30% to 40% over 2020 levels as it navigates a resurgence of COVID-19, which impacted the first quarter and is expected to continue to impact at least the first half of 2021. HTG expects to report unaudited total revenue for the first quarter ended March 31, 2021 of approximately $1.4 million, and cash, cash equivalents and short-term marketable securities of approximately $30.8 million as of March 31, 2021.

“After seeing many of our customers begin to return to work in the fourth quarter of 2020, we were cautiously optimistic that we were starting to pull out of the COVID-19-related revenue impact that we experienced throughout most of 2020. However, a second round of COVID-19-related closures, especially in Europe, have again impacted our core business, delaying planned studies and product sales,” said John Lubniewski, CEO of HTG. “While we remain confident in the main drivers and underlying demand for our products, and still believe that full year 2021 revenue could grow 30% to 40% over 2020 levels, we believe regional and company level closures will continue to add turbulence to our revenue recovery throughout the first half of 2021.”

Mr. Lubniewski continued, “We continue to see a fundamental macro trend of personalized medicine driving an increased use of biomarkers, especially RNA-based biomarkers. We believe our technology continues to be an ideal tool to address deployable alternatives for measuring gene expression, advance clinical trials, and lower false discovery rates in preclinical screening. We plan to continue to focus on diversifying our customer base and further expanding into markets outside of oncology for sales of existing HTG EdgeSeq products. In addition, we are in the final development phase of our planned transcriptome panel and the related Early Adopter Program, which we believe will move us toward our planned commercial launch in the third quarter of 2021.”

The preliminary results set forth above are based on management’s initial review of the company’s results as of and for the quarter ended March 31, 2021 and are subject to revision based upon the company’s quarter-end closing procedures and the completion and review by the company’s external auditors of the company’s quarter‑end financial statements. Actual results may differ materially from these preliminary results as a result of the completion of quarter-end closing procedures, final adjustments, and other developments arising between now and the time that the company’s financial results are finalized. In addition, these preliminary results are not a comprehensive statement of the company’s financial results for the quarter ended March 31, 2021, should not be viewed as a substitute for complete financial statements prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of the company’s results for any future period.

The company expects to announce full March 31, 2021 financial results in advance of its quarterly conference call in May 2021.

About HTG:

HTG is focused on NGS-based molecular profiling. The company’s proprietary HTG EdgeSeq technology automates complex, highly multiplexed molecular profiling from solid and liquid samples, even when limited in amount. HTG’s customers use its technology to identify biomarkers important for precision medicine, to understand the clinical relevance of these discoveries, and ultimately to identify treatment options. Its mission is to empower precision medicine.

Safe Harbor Statement:

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expected revenue and other expected financial results as of and for the three months ended March 31, 2021, and regarding our intention to develop and launch a transcriptome product, the anticipated benefits of our planned transcriptome panel Early Access Program, the impact of strategic adjustments made to lessen the impact of COVID-19, our belief that revenue will begin to recover to pre-COVID levels at some point in 2021, and the expected timing of the commercial launch of our transcriptome panel. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, the risk that our actual revenue or other financial results for the quarter ended March 31, 2021 may differ materially from those set forth in this press release as a result of the completion of quarter-end closing procedures, risks associated with the impact of the COVID-19 pandemic on us and our customers; the risk that our transcriptome panel may not provide the benefits that we expect; risks associated with our ability to develop and commercialize our products, including our transcriptome panel; the risk that our products and services may not be adopted by biopharmaceutical companies or other customers as anticipated, or at all; our ability to manufacture our products to meet demand; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims. These and other factors are described in greater detail in our filings with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10‑K for the year ended December 31, 2020. All forward-looking statements contained in this press release speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

Ashley Robinson

Phone: (617) 430-7577

Email: arr@lifesciadvisors.com